UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): December 4, 2020
COMSTOCK RESOURCES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-03262	94-1667468

(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
5300 Town and Country Boulevard
Suite 500
Frisco, Texas 75034
(Address of principal executive offices)
(972) 668-8800
(Registrant's Telephone No.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.50 (per share)	CRK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into Material Definitive Agreement
Effective December 1, 2020, Comstock Resources, Inc. (the “Company”) was notified that the borrowing base for its Amended and Restated Credit Agreement dated July 16, 2019, as amended, by and among the Company, Bank of Montreal, as administrative agent and the lenders thereto (the “Credit Agreement”) was redetermined at $1.4 billion, unchanged from the previous redetermination.
Effective December 4, 2020, the Company entered into an amendment (the “Amendment”) to the Credit Agreement to modify the hedging requirement to be based on the aggregate equivalent of oil and natural gas production rather than a requirement to hedge oil and natural gas separately.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Please refer to the discussion under Item 1.01 regarding the Amendment which is incorporated under this Item 2.03 by reference.
Item 9.01     Financial Statements and Exhibits
(d) Exhibits

Exhibit 10.1
Fifth Amendment to Amended and Restated Credit Agreement, dated as of December 4, 2020, by and among Comstock Resources, Inc., Bank of Montreal, as administrative agent, and the lenders party thereto from time to time.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMSTOCK RESOURCES, INC.

Dated: December 8, 2020	By:	/s/ ROLAND O. BURNS
Roland O. Burns
President and Chief Financial Officer